EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated September 19, 2003 accompanying the consolidated financial statements and schedule of Jaco Electronics, Inc. and subsidiaries appearing in the 2003 Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2003, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".



/s/GRANT THORNTON LLP

Melville, New York
December 9, 2003